StarSight Telecast, Inc.
39650 Liberty Street, 3rd Floor                                         NEWS
Fremont, CA  94538
510.657.9900
Fax 510.657.5022


MEDIA ALERT                                           For Immediate Release
- ---------------------------------------------------------------------------
                                                             July 29, 1996


                            STARSIGHT TELECAST MAKES
                      STARSIGHT TELECAST/SCIENTIFIC-ATLANTA
                      ARBITRATION AWARD DOCUMENT AVAILABLE

         StarSight Telecast, Inc. (Nasdaq: SGHT) is making the text of the StarSight Telecast/Scientific-Atlanta arbitration award document available upon request to be responsive to questions. The American Arbitration Association
(AAA) panel has taken strong exception to particular activities of Scientific-Atlanta as a basis in determining its award to StarSight Telecast. The award relates to historical, as well as prospective activities of Scientific-Atlanta.

         To receive the text of this  document,  please call  510.657.9900,  ext
2023.

Background

         On July 25, 1996, StarSight Telecast announced that an AAA panel in San Francisco awarded StarSight Telecast $15 million plus attorney's fees and arbitration costs and injunctive relief against Scientific-Atlanta.

          The injunction was granted following a month-long arbitration preceding in which the activities of Scientific-Atlanta were carefully examined. The panel expressly found that Scientific-Atlanta has used "for the development of competing product, information protected under the terms of the Agreement (technical information, user interface, inventions claimed in specified patents and confidential information)."


For more information, contact:
Sally Erny                                             Ann L. McDougall
The Market Relations(R) Group                          StarSight Telecast, Inc.
415.354.4486                                           510.657.9900


                                       ###